UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  May 29, 2012

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD.

Balchem Corporation (the “Company”) has decided to suspend sales of its AminoShure®-L, 52% lysine (the “Product”). Although there are no safety concerns relating to the Product, recent research indicates that the lysine bioavailability of the Product is lower than originally projected and does not meet our internal expectations. Even though dairy nutritionists and producers have reported positive results when using the Product, we are taking this action to conduct additional research and aggressively pursue Product improvements. We will reintroduce the Product when it meets our performance standards, which may affect the timing of our recently announced Covington, Virginia expansion. The Company’s first quarter 2012 sales of this Product were approximately $2,100,000 and were included in the Animal Nutrition and Health segment in our financial statements.

Please Contact:	Frank Fitzpatrick, Chief Financial Officer
Telephone: 845-326-5600
e-mail: ffitzpatrick@balchemcorp.com

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Dino A. Rossi
Dino A. Rossi, President &
Chief Executive Officer

Dated: May 29, 2012